                                                                    EXHIBIT 23.7


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 14, 1997, on the financial statements of Ameron Broadcasting, Inc. (and to all references to our firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP


St. Louis, Missouri,
   July 6, 1998